NEWS RELEASE

Coeur Completes $200 Million At-the-Market Common Stock Offering and
Announces Partial Redemption of Its 7.875% Senior Notes Due 2021
Chicago, Illinois - November 17, 2016 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced that, as of November 16, 2016, it completed its previously announced at-the-market (“ATM”) common equity offering program. The Company issued 17,691,094 shares of common stock for gross proceeds of $200 million.
The Company plans to use the net proceeds from the ATM offering to redeem $190 million aggregate principal amount of its 7.875% Senior Notes due 2021 (the “Notes”) of which there was approximately $368 million aggregate principal amount outstanding as of November 15, 2016. The redemption date will be December 16, 2016. The “make-whole premium” redemption price will be calculated in accordance with the terms and conditions of the Notes. Interest on the Notes called for redemption will cease to accrue on and after the redemption date.
“With the completion of our ATM equity offering and expected further reductions in our remaining debt levels, we plan to end the year with one of the stronger, more flexible balance sheets in the sector,” said Mitchell J. Krebs, President and Chief Executive Officer. “Following the completion of this partial redemption, our total debt will have declined by over 60% since the end of the third quarter 2015, translating to over $29 million in anticipated annual cash interest savings that will be invested in initiatives that will lead to high-quality future growth of our Company.”
This news release shall not constitute an offer to sell or a solicitation of an offer to purchase common stock or any other securities, and shall not constitute an offer, solicitation, or sale in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.
About Coeur
Coeur Mining is a well-diversified, growing precious metals producer with five precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. The Company also has a non-operating interest in the Endeavor mine in Australia as well as a royalty interest in Ecuador. In addition, the Company has two silver-gold exploration stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. Coeur conducts ongoing exploration activities in Alaska, Nevada, South Dakota and Mexico.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the anticipated use of proceeds of the ATM program, reductions in debt levels, balance sheet strength, interest savings, investments and growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third-parties), the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
For Additional Information:
Courtney Lynn, Vice President, Investor Relations and Treasurer
(312) 489-5837

www.coeur.com